Amendment VII to reinsurance agreement 5356-1 (Automatic Coinsurance Bulk Universal Life) between the CENTURY LIFE OF AMERICA of Waverly, Iowa, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

Amendment            VII.
-------------------------

Schedule A is hereby voided and replaced by the attached Schedule A - Amended, effective July 1, 1990.

All provisions of the reinsurance agreement not in conflict with the provisions of this amendment will continue unchanged.

This amendment is signed in duplicate at the dates and places indicated with an effective date of July 1, 1990.

Date: July 30, 1990                       CENTURY LIFE OF AMERICA
      ----------------------------
Place: Waverly, IA                        By: /s/ Arthur J. Messburg
      ----------------------------            ---------------------------------
Witness: /s/ Maggie Droste                Title: ARTHUR J. MESSBURG, SECRETARY
        --------------------------              -------------------------------

                                          LIFE REASSURANCE CORPORATION
Date:  June 11, 1990                      OF AMERICA
      ----------------------------
Place: Stamford, CT                       By: /s/ Signature
      ----------------------------            ---------------------------------
Witness: /s/ Glenn D. Engel               Title: Sr. Vice President
        --------------------------              -------------------------------

                              SCHEDULE A - AMENDED
                              --------------------
                             Agreement Number 5356-1

Part I - Retention Limits of CENTURY LIFE OF AMERICA
----------------------------------------------------

A.  LIFE

    AGES                                                           STANDARD
    ----                                                           --------
     0 - 70                                                        $500,000
    71 - 80                                                          40,000

AGES           A & AA        B & BB         C - D          E - F         H - J        L - P
----           ------        ------         -----          -----         -----        -----
0-50           500,000       442,000       375,000        300,000       192,000      100,000
51             482,000       425,000       362,000        288,000       185,000       98,000
52             463,000       408,000       347,000        278,000       177,000       93,000
53             443,000       392,000       333,000        267,000       170,000       89,000
54             425,000       375,000       318,000        255,000       163,000       85,000
55             407,000       358,000       305,000        243,000       155,000       83,000
56             388,000       482,000       290,000        233,000       148,000       78,000
57             368,000       325,000       277,000        222,000       142,000       74,000
58             350,000       310,000       263,000        210,000       135,000       70,000
59             332,000       293,000       248,000        198,000       127,000       68,000
60             313,000       277,000       235,000        188,000       120,000       63,000
61             293,000       260,000       220,000        177,000       113,000       59,000
62             275,000       243,000       207,000        165,000       105,000       55,000
63             257,000       227,000       192,000        153,000        98,000       53,000
64             238,000       210,000       178,000        143,000        92,000       48,000
65             218,000       193,000       163,000        132,000        83,000       44,000
66             200,000       177,000       150,000        120,000        77,000       40,000
67             182,000       160,000       137,000        108,000        70,000       38,000
68             163,000       143,000       122,000         98,000        62,000       33,000
69             143,000       127,000       108,000         87,000        55,000       29,000
70             125,000       110,000        93,000         75,000        48,000       25,000
71-80           40,000        40,000        40,000         40,000        40,000       25,000

B.  WAIVER OF PREMIUM

    $1,000,000 of Total Life Inforce

C.  ACCIDENTAL DEATH BRNEFIT

    $150,000

    The above amounts shall be exceeded by as much as $15,000 to avoid reinsurance.

                                                      Schedule A Continues . . .